Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bryn Mawr Bank Corporation

We consent to the incorporation by reference in the registration statements (No. 333-204547, No. 333-201642, No. 333-182435, No. 333-168072, No. 333-144280, No. 333-143445, and No. 333-119958) on Form S-8, registration statements, (No. 333-206866, No. 333-196916, and No. 333-163874) on Form S-4, and on the registration statements (No. 333-202805 and No. 333-177109) on Forms S-3 of Bryn Mawr Bank Corporation of our report dated March 10, 2017, with respect to the consolidated balance sheets of Bryn Mawr Bank Corporation and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which report appears in the December 31, 2016 annual report on Form 10-K of Bryn Mawr Bank Corporation.

(signed) KPMG LLP

Philadelphia, Pennsylvania

March 10, 2017